UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - June 25, 2006

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)

TXU ELECTRIC DELIVERY COMPANY
(Exact name of registrant as specified in its charter)

TEXAS	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code - (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2006 TXU Electric Delivery Company (the “Company”), a wholly-owned subsidiary of TXU Corp. (“TXU”), entered into a Master Framework Agreement1  (the “Agreement”) with InfrastruX Energy Services Group LP (the “Service Provider”) pursuant to which the Company will receive design, construction, maintenance and other services in connection with its transmission and distribution assets (the “Services”) for the fees described in the Agreement. The Service Provider is jointly-owned by a direct subsidiary of TXU and InfrastruX Group, Inc. (“InfrastruX”). Subsidiaries of InfrastruX currently provide utility construction and maintenance services to the Company.

Provided that InfrastruX is able to refinance its debt obligations by October 1, 2006 on terms reasonably acceptable to TXU and other customary closing conditions are satisfied, the Agreement will continue until the later of ten years from the effective date or such time as the Company has spent $8.7 billion under the Agreement. It further provides that, subject to certain limited exceptions, the Service Provider will be the exclusive provider of Services to the Company during the term of the Agreement. The Service Provider is obligated to promptly and diligently perform the Services, while meeting performance levels set forth in the Agreement. Payments for Services by the Company under the Agreement will be a mix of flat fee payments for certain Services and unit-based prices for the majority of other Services.

The Company may terminate the Agreement at any time at no cost for an uncured material breach by the Service Provider. After the second anniversary of the Agreement, the Company may terminate for any reason by paying a substantial termination fee. Upon termination of the Agreement, the Service Provider will be required to provide the Company the Services as well as certain other assistance necessary for the Company to continue to operate its business without interruption during the resulting transition period.

ITEM 8.01.     OTHER EVENTS

The Service Provider, a joint venture owned by InfrastruX and a subsidiary of TXU, is expected to have the scale to provide distinctive services in utility design, operations, maintenance and construction to the Company, helping it serve customers more reliably and efficiently, and provide a platform to expand its business with other utilities across North America.

Michael T. Lennon, currently Chief Executive Officer of InfrastruX, will lead the Service Provider as its president and chief executive officer. Brenda Pulis, currently the Company’s senior vice president of distribution, along with certain other members of the Company’s management team will join the Service Provider’s senior leadership. Approximately 2,000 current employees of the Company will also join 3,000 InfrastruX employees to become employees of the Service Provider.

The Service Provider expects to be fully operational by the end of 2006, subject to customary conditions, including the restructuring of existing InfrastruX debt.

________________________
1The Company and TXU will request confidential treatment for a number of competitively sensitive terms of this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    TXU CORP.

                    By:       /s/ Stan J. Szlauderbach__________
                    Name:  Stan J. Szlauderbach
                    Title:    Senior Vice President and Controller

                    TXU ELECTRIC DELIVERY COMPANY

                    By:       /s/ Stan J. Szlauderbach__________
                    Name:   Stan J. Szlauderbach
                    Title:     Senior Vice President and Controller

Dated: June 29, 2006

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